                                                                    EXHIBIT 99.1


     Ragen MacKenzie                         Wells Fargo
     Media/Investor               Media                    Investor
     Larry Bensussen              Dan Conway               Robert S. Strickland
     206-464-8879                 619-688-3408             612-667-7919


        WELLS FARGO AND RAGEN MACKENZIE ANNOUNCE DEFINITIVE AGREEMENT
                  FOR WELLS FARGO TO ACQUIRE RAGEN MACKENZIE

SAN FRANCISCO and SEATTLE, September 28, 1999 Wells Fargo & Company (NYSE:WFC) and Ragen MacKenzie Group, Inc. (NYSE: RMG) said today they have reached a definitive agreement for Wells Fargo to acquire Ragen MacKenzie (NYSE:RMG), a Seattle-based full-service brokerage firm.

Ragen MacKenzie, through its distribution channels, offers private and institutional investors an array of financial services and products, including equities, fixed income, and municipal bonds. Its retail brokerage business has more than 80 Ragen MacKenzie investment representatives, as well as 300 registered representatives who are associated with Ragen MacKenzie's independent contractor and correspondent clearing businesses. Ragen MacKenzie also offers fixed income, equity trading and investment banking.

Ragen MacKenzie serves 68,000 clients, primarily in the Pacific Northwest, from 32 offices in Washington and Oregon. It manages more than $11 billion in assets, and has 300 employees.

The acquisition, scheduled to be completed in the first quarter of next year, requires approval from banking regulators and shareholders of Ragen MacKenzie. In the acquisition, Wells Fargo will issue $18.75 worth of its common stock in exchange for each share of Ragen MacKenzie common stock subject to potential adjustment based on the price of Wells Fargo common stock trading above or below specified price levels prior to close.

"Ragen MacKenzie has proven equity research capabilities, outstanding investment performance and client service track records, and a sophisticated, talented sales force, all of which will complement Wells Fargo's diversified financial services strategy," said Dennis Mooradian, president of Wells Fargo Private Client Services. "By aligning the two organizations, Ragen MacKenzie's sales force can increase our productivity while growing revenue, and Wells Fargo can expand distribution of non-brokerage products to existing and prospective customers."

"Our clients will benefit from Wells Fargo's capabilities," said Lesa Sroufe, chief executive officer of Ragen MacKenzie. "Wells Fargo's trust, investment management and private banking services, together with the strengths of our organization, position us to meet all of our clients' financial needs."

"The acquisition of Ragen MacKenzie expands our financial service capability in the healthy Northwest regional economy. We are very excited about the strategic advantages of this partnership," said Mooradian.

Mooradian also said that "this business combination creates an attractive fit because Wells Fargo has the products, technology, and infrastructure needed to compete for the larger share of our clients' business. Ragen MacKenzie has a sophisticated, highly regarded sales force, augmented by two key capabilities Wells Fargo lacks -- equity research and syndication."

Ragen MacKenzie Group Incorporated is a holding company for two operating subsidiaries, Ragen MacKenzie Incorporated and Ragen MacKenzie Investment Services, Inc. Both operating subsidiaries are regional brokerage firms located in the Pacific Northwest whose primary business is retail securities brokerage. Other aspects of Ragen MacKenzie Incorporated's business include: proprietary trading of certain fixed income securities, institutional brokerage services, correspondent brokerage services and investment banking services. Both operating subsidiaries are headquartered in Seattle and together they have 32 offices throughout the Northwest and California through which they conduct retail business.

Ragen MacKenzie Group Incorporated is located at 999 Third Avenue, Suite 4300, Seattle, WA. 98104 or over the Internet at http://www.ragen-mackenzie.com.

Wells Fargo's Private Client Services group actively manages more than $120 billion assets, including $52 billion for high net-worth investors. PCS financial consultants offer investment management, brokerage services, trust and private banking from PCS offices and Norwest and Wells Fargo banking stores throughout the 21 banking states of Norwest and Wells Fargo including locations in: Denver, Los Angeles, Minneapolis, Omaha, Palo Alto, Portland (Ore.), Sacramento, San Antonio, San Francisco, Scottsdale (Ariz.) and Seattle.

Wells Fargo is a $205 billion diversified financial services company providing banking, insurance, investments, mortgage and consumer finance services through almost 6,000 stores, the industry's #1 Internet bank (www.wellsfargo.com) and other distribution channels across North America and elsewhere internationally.

                                      ###